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                                                                     EXHIBIT 11

                     CYRIX CORPORATION AND SUBSIDIARIES
                   PRIMARY AND FULLY DILUTED EARNINGS PER
                     COMMON AND COMMON EQUIVALENT SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                  FISCAL QUARTER ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                                      1997           1996               1997           1996
                                                  --------------------------------------------------------------
Weighted average common shares outstanding
                                                     19,656         19,371             19,627         19,333
Incremental shares related to assumed
 exercise of stock options                          -------        -------                632        -------
                                                  --------------------------------------------------------------
Weighted average common and common
 equivalent shares                                   19,656         19,371             20,259         19,333
                                                  --------------------------------------------------------------
                                                  --------------------------------------------------------------

Income (loss) before extraordinary item             ($5,279)      ($15,360)            $1,334       ($13,404)

Extraordinary loss from early
 extinguishment of debt                             -------        ($1,062)           -------        ($1,062)
                                                  --------------------------------------------------------------

Net income (loss)                                   ($5,279)      ($16,422)            $1,334       ($14,466)
                                                  --------------------------------------------------------------
                                                  --------------------------------------------------------------

Earnings (loss) per common and common
 equivalent share - primary:
   Income (loss) before extraordinary item           ($0.27)        ($0.79)             $0.07         ($0.69)
   Extraordinary item                               -------          (0.06)           -------          (0.06)
                                                  --------------------------------------------------------------
       Net income (loss)                             ($0.27)        ($0.85)             $0.07         ($0.75)
                                                  --------------------------------------------------------------
                                                  --------------------------------------------------------------
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